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Filed pursuant to Rule 424(b)(5)
File No. 333-101057

PROSPECTUS SUPPLEMENT NO. 3
(To Prospectus dated December 10, 2002)

4,100,000 Shares

VaxGen, Inc.

Common Stock
$7.00 per share

We are offering up to 4,100,000 shares of our common stock to one or more selected institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The common stock will be purchased at the negotiated price of $7.00 per share.

Our common stock is listed on the Nasdaq National Market under the symbol "VXGN." On December 3, 2003, the last reported sale price of the common stock on the Nasdaq National Market was $7.59 per share.

Investing in the common stock involves risks. See "Risk Factors" beginning on page S-3.

CIBC World Markets Corp., Punk, Ziegel & Company, L.P. and Enable Capital, LLC have been retained to act as agents for us in connection with the arrangement of this transaction. We have agreed to pay CIBC World Markets Corp., Punk, Ziegel & Company, L.P. and Enable Capital, LLC the aggregate placement agent fees set forth in the table below. The placement agents are not required to sell any specific number or dollar amount of shares, but will use reasonable efforts to arrange for the sale of all 4,100,000 of the shares. See "Plan of Distribution" in this prospectus supplement.

	Per Share	Maximum Offering
Price to the public	$7.00	$28,700,000
Placement agent fees	$0.42	$1,722,000
Proceeds, before expenses, to VaxGen	$6.58	$26,978,000

We expect the total offering expenses, excluding placement agent fees, to be approximately $450,000 for all sales pursuant to the prospectus supplemented by this prospectus supplement. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to VaxGen, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

CIBC World Markets
Punk, Ziegel & Company
Enable Capital, LLC

As Placement Agents

The date of this prospectus supplement is December 3, 2003.

        Unless stated otherwise, references in this prospectus supplement and the accompanying prospectus to "VaxGen," "we," "us," or "our" refer to VaxGen, Inc., a Delaware corporation.

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained, or incorporated by reference, in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of the common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled "Where You Can Find More Information" below in this prospectus supplement.

Prospectus Supplement Summary

        This summary highlights information contained in other parts of this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in the shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors," and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

        VaxGen, Inc. is a biopharmaceutical company focused on the development, manufacture and commercialization of biologic products for the prevention and treatment of human infectious disease. Our current business strategy focuses on the development and commercialization of vaccine candidates for the prevention of potential bioterrorism threats, primarily anthrax, smallpox and plague. Our long-term business strategy incorporates the development of a broad portfolio of biologics for human infectious disease, which we intend to build by leveraging on our capabilities in clinical and product development, manufacturing process refinement and biopharmaceutical manufacturing.

        We were incorporated in Delaware in November 1995. Our principal executive offices are located at 1000 Marina Boulevard, Suite 200, Brisbane, CA 94005, and our telephone number is (650) 624-1000. Our website is http://www.vaxgen.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this document. Our website address is included in this document as an inactive textual reference only.

        VaxGen, the VaxGen logo and AIDSVAX are trademarks of VaxGen, Inc. All other brand names or trademarks appearing in this prospectus supplement or the accompanying prospectus are the property of their respective holders.

The Offering

Common stock offered by VaxGen, Inc.	We are offering up to 4,100,000 shares of our common stock to selected institutional investors at a negotiated purchase price of $7.00 per share.
Common stock to be outstanding after this offering	Up to 24,936,549 shares.
Use of proceeds
We intend to use the net proceeds of this offering for general corporate purposes, including the development of our smallpox vaccine candidate and our plague vaccine program. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. We estimate that the net proceeds, after deducting the estimated expenses payable by us in connection with the offering, will be $26.5 million, assuming we sell the maximum number of shares offered hereby. Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering amount, placement agent fees and proceeds to VaxGen, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above. See "Use of Proceeds."
Nasdaq National Market symbol	"VXGN"

        The number of shares of our common stock to be outstanding after the offering is based on 20,836,549 shares outstanding as of November 30, 2003 and excludes:

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  3,839,166 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $10.41 per share;

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  974,740 shares available for future issuance upon exercise of outstanding warrants at a weighted average exercise price of $9.81 per share;

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  1,575,635 shares of common stock available for future grant under our stock option plans;

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  354,567 shares of common stock available for sale under our employee stock purchase plan; and

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  187,404 shares of common stock available for matching contributions under our 401(k) plan.

Risk Factors

        You should carefully consider the following risk factors and other information in this prospectus supplement and the accompanying prospectus, including the additional information in our reports and other documents on file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock. If any of the following risks actually occurs, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the trading price of our common stock could decline, and you might lose all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties, not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these additional risks and uncertainties occur, the trading price of our common stock could decline, and you might lose all or part of your investment.

Risks Relating to Our Business

We will need to raise additional capital, and any inability to raise required funds could harm our business.

        As of September 30, 2003, we had $6.8 million of cash, cash equivalents and investment securities. In their report, dated February 7, 2003, except as to note 2, which is as of November 19, 2003, relating to our December 31, 2002 audited financial statements, our independent accountants expressed substantial doubt as to our ability to continue as a going concern. We will require additional funds apart from the proceeds of this offering in the future to continue and to expand operations and may attempt to raise these funds through equity or debt financings, collaborative arrangements with corporate partners or from other sources. Any equity financings will be dilutive to existing stockholders, and any debt financings will likely involve covenants restricting our business activities. We cannot guarantee you that additional funds will be available on acceptable terms, or at all. If we are unable to raise additional capital when necessary, we may be required to relinquish our rights to certain key technologies, drug candidates or marketing territories under the terms of certain of our collaborative agreements.

We may fail to obtain contracts to provide emergency stockpiles of anthrax and smallpox vaccines to the U.S. government, and we may be unable to commercialize our vaccine candidates.

        The U.S. government has undertaken commitments to help secure improved countermeasures against bioterrorism, including the stockpiling of vaccines for anthrax and smallpox. On September 30, 2003, VaxGen and Avecia Limited were awarded cost reimbursement plus fixed fee contracts to advance development of their respective anthrax vaccines and to each supply an inventory of three million doses of their anthrax vaccines to the U.S. government. These contracts have estimated values of $80.3 million and $71.3 million, respectively. Under the current version of Project BioShield, the U.S. government expects to purchase a total of 60 million doses of an rPA anthrax vaccine over a 10-year period. The process of obtaining government contracts is lengthy and uncertain and we must compete for each contract. Moreover, the award of one government contract does not necessarily secure the award of future contracts covering the same vaccine. Accordingly, we cannot be certain that we will be awarded any future contracts to supply a government stockpile of anthrax vaccine. It is possible that future awards to provide the U.S. government with emergency stockpiles of anthrax vaccine will be granted solely to Avecia or another supplier. If the U.S. government makes significant future contract awards for the supply of its emergency stockpile to our competitors, such as Avecia, our business will be harmed and it is unlikely that we will be able to ultimately commercialize that particular vaccine.

        In addition, the determination of when and whether a product is ready for large scale purchase and potential use will be made by the government through consultation with a number of governmental agencies, including the FDA, the National Institutes of Health ("NIH"), the Centers for Disease Control and Prevention ("CDC"), and the Department of Homeland Security. President Bush has proposed and Congress is considering measures to accelerate the development of biodefense products through NIH funding, the review process by the FDA and the final government procurement contracting authority. While this may help speed the approval of our vaccine candidates, it may also encourage competitors to develop their own vaccine candidates. If competitive vaccine candidates gain approval, we could face severe competition, which could harm our business. Furthermore, while Project BioShield was passed by the House of Representatives, we cannot be certain that this legislation will be enacted into law or, if it is enacted into law, predict the timing of its enactment, nor can we predict the decisions that will be made in the future by various government agencies.

If the U.S. government fails to continue funding our anthrax vaccine candidate development efforts or fails to purchase sufficient quantities of any future biodefense vaccine candidate, we may be unable to generate sufficient revenues to continue operations.

        We have received funding from the U.S. government for the development of our anthrax vaccine candidate. Changes in government budgets and agendas may result in future funding being decreased and de-prioritized, and government contracts typically contain provisions that permit cancellation in the event that funds are unavailable to the governmental agency. Furthermore, we cannot be certain of the timing of any future funding and substantial delays or cancellations of funding could result from protests or challenges from third parties. If the U.S. government fails to continue to adequately fund our research and development programs, we may be unable to generate sufficient revenues to continue operations. Similarly, if we develop an anthrax vaccine candidate that is approved by the FDA, but the U.S. government does not place sufficient orders for this product, our future business will be harmed.

U.S. government agencies have special contracting requirements, which create additional risks.

        We have entered into contracts with the National Institute of Allergy and Infectious Diseases ("NIAID"), a division of NIH, and a license agreement with the U.S. Army Medical Research Institute of Infectious Diseases ("USAMRIID"), which are U.S. government agencies. Substantially all of our revenue is derived from government contracts and grants. In contracting with government agencies, we are subject to various U.S. government agency contract requirements. Future sales to U.S. government agencies will depend, in part, on our ability to meet U.S. government agency contract requirements, certain of which we may not be able to satisfy.

        U.S. government contracts typically contain unfavorable termination provisions and are subject to audit and modification by the government at its sole discretion, which subjects us to additional risks. These risks include the ability of the U.S. government to unilaterally:

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  suspend or prevent us for a set period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;

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  terminate our existing contracts;

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  reduce the scope and value of our existing contracts;

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  audit and object to our contract-related costs and fees, including allocated indirect costs;

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  control and potentially prohibit the export of our products; and

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  change certain terms and conditions in our contracts.

        The U.S. government may terminate any of its contracts with us either for its convenience or if we default by failing to perform in accordance with the contract schedule and terms. Termination for convenience provisions generally enable us to recover only our costs incurred or committed, and settlement expenses and profit on the work completed prior to termination. Termination for default provisions do not permit these recoveries and make us liable for excess costs incurred by the U.S. government in procuring undelivered items from another source.

        As a U.S. government contractor, we are subject to periodic audits and reviews. Based on the results of its audits, the U.S. government may adjust our contract-related costs and fees, including allocated indirect costs. Although adjustments arising from government audits and reviews have not seriously harmed our business in the past, future audits and reviews could cause adverse effects. In addition, under U.S. government purchasing regulations, some of our costs, including most financing costs, amortization of intangible assets, portions of our research and development costs, and some marketing expenses, may not be reimbursable or allowed under our contracts. Further, as a U.S. government contractor, we are subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities to which purely private sector companies are not.

        In addition, the license agreement provides that USAMRIID reserves the right to require us and our affiliates to grant a nonexclusive, partially exclusive, or exclusive sublicense in any field of use to a responsible applicant, upon terms that are reasonable under the circumstances and under applicable law, to fulfill public health or safety needs.

We license our vaccine candidates from third parties. If we fail to perform our obligations under these license agreements, we could lose our ability to develop and commercialize our vaccine candidates.

        We license our anthrax vaccine candidate from USAMRIID and we license our smallpox vaccine candidate from Kaketsuken. Each of these license agreements requires that we perform certain obligations. If we fail to comply with our obligations under these agreements in a timely fashion, our licensors could terminate our rights to develop and commercialize our anthrax and smallpox vaccine candidates, which would adversely affect our business and prospects.

Our license agreement with Kaketsuken for our smallpox vaccine candidate may restrict our ability to develop and commercialize other smallpox vaccine products.

        For a period of five years after the termination of the LC16m8 Agreement, we may not, without Kaketsuken's prior written consent, file for or obtain regulatory approval, sell and or otherwise deal in any product potentially in competition with LC16m8. During the term of the LC16m8 Agreement, we may not, without the prior written consent of Kaketsuken, develop, sell, commercialize and/or otherwise deal in any products which may compete with LC16m8. These restrictions will be waived if the LC16m8 Agreement is terminated due to Kaketsuken's uncured material breach of the LC16m8 Agreement or the FDA determines that LC16m8 is not approvable in the United States. These restrictions may adversely affect our ability to pursue attractive business opportunities.

We have only a limited operating history and we expect to continue to generate losses.

        To date, we have engaged primarily in research, development and clinical testing. Since our inception in 1995, we have not been profitable, and we cannot be certain that we will ever achieve or sustain profitability. At September 30, 2003, we had an accumulated deficit of approximately $163.2 million. Developing our product candidates will require significant additional research and development, including non-clinical testing and clinical trials, as well as regulatory approval. We expect these activities, together with our general and administrative expenses, to result in operating losses for the foreseeable future. Our ability to achieve profitability will depend, in part, on our ability to procure future contracts to supply the anthrax and smallpox vaccines to the U.S. government, to successfully complete development of our proposed products, to obtain required regulatory approvals and to manufacture and market our products directly or through business partners. We cannot assure you that we will be able to accomplish any of these objectives.

We may encounter difficulties managing the change and growth of our operations, which could adversely affect our business.

        We have experienced a period of rapid change in our business as a result of increased emphasis on biodefense opportunities. In addition, we expect to experience growth in manufacturing, clinical and regulatory functions associated with our biodefense business. This change and growth in our business has strained and may continue to strain our administrative and operational functions. If we are unable to manage the change and growth of our business effectively, our results of operations and financial condition will be adversely affected.

Vaccine development is a long, expensive and uncertain process, and delay or failure can occur at any stage of our clinical trials.

        To develop vaccine candidates, we must provide the FDA and foreign regulatory authorities with clinical data that demonstrate adequate safety and immune response. Because humans are not normally exposed to anthrax or smallpox, statistically significant effectiveness of our biodefense product candidates cannot be demonstrated in humans, but instead must be demonstrated, in part, by utilizing animal models before they can be approved for commercial sale. Vaccine development to show adequate evidence of effectiveness in animal models and safety and immune response in humans is a long, expensive and uncertain process, and delay or failure can occur at any stage of our animal studies or clinical trials. Any delay or significant adverse clinical events arising during any of our clinical trials could force us to abandon a vaccine candidate altogether or to conduct additional clinical trials in order to obtain approval from the FDA or foreign regulatory bodies. These development efforts and clinical trials are lengthy and expensive, and the outcome is uncertain. If we are unable to successfully develop our vaccine candidates, our revenues will suffer, and our stock price is likely to decline.

Delays in successfully completing our clinical trials could jeopardize our ability to obtain regulatory approval or market our vaccine candidates on a timely basis.

        Our business prospects will depend on our ability to complete patient enrollment in clinical trials, to obtain satisfactory results, to obtain required regulatory approvals and to successfully commercialize our vaccine candidates. Completion of our clinical trials, announcement of results of the trials and our ability to obtain regulatory approvals could be delayed for a variety of reasons, including:

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  slower-than-anticipated enrollment of volunteers in the trials;

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  lower-than-anticipated recruitment or retention rate of volunteers in the trials;

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  serious adverse events related to the vaccine candidates;

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  unsatisfactory results of any clinical trial;

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  the failure of our principal third-party investigators to perform our clinical trials on our anticipated schedules; or

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  different interpretations of our pre-clinical and clinical data, which could initially lead to inconclusive results.

        Our development costs will increase if we have material delays in any clinical trial or if we need to perform more or larger clinical trials than planned. If the delays are significant, or if any of our vaccine candidates do not prove to be safe or effective or do not receive required regulatory approvals, our financial results and the commercial prospects for our product candidates will be harmed. Furthermore, our inability to complete our clinical trials in a timely manner could jeopardize our ability to obtain regulatory approval.

The independent clinical investigators that we rely upon to conduct our clinical trials may not be diligent, careful or timely, and may make mistakes, in the conduct of our clinical trials.

        We depend on independent clinical investigators to conduct our clinical trials. The investigators are not our employees, and we cannot control the amount or timing of resources that they devote to our vaccine development programs. If independent investigators fail to devote sufficient time and resources to our vaccine development programs, or if their performance is substandard, it may delay FDA approval of our vaccine candidates. These independent investigators may also have relationships with other commercial entities, some of which may compete with us. If these independent investigators assist our competitors at our expense, it could harm our competitive position.

The approval requirements for vaccines used to fight bioterrorism are still evolving, and we cannot be certain that any vaccines we develop, if effective, would meet these requirements.

        We are developing product candidates based upon current governmental policies regulating these vaccines. For instance, we intend to pursue FDA approval of our anthrax and smallpox vaccine candidates under requirements published by the FDA in 2002 that allow the FDA to approve certain vaccines used to reduce or prevent the toxicity of chemical, biological, radiological or nuclear substances based on human clinical data to demonstrate safety and immune response, and evidence of effectiveness derived from appropriate animal studies and any additional supporting data. Our business is subject to substantial risk because these policies may change suddenly and unpredictably and in ways that could impair our ability to obtain regulatory approval of these products, and we cannot guarantee that the FDA will approve our anthrax and smallpox vaccines.

If we fail to comply with extensive regulations enforced by domestic and foreign regulatory authorities, the commercialization of our product candidates could be prevented or delayed.

        Vaccine candidates are subject to extensive government regulations related to development, testing, manufacturing and commercialization in the United States and other countries. Our vaccine candidates are in the pre-clinical and clinical stages of development and have not received required regulatory approval from the FDA to be commercially marketed and sold. With the exception of LC16m8, which was licensed and sold in Japan, our vaccine candidates have not received required regulatory approval from foreign regulatory agencies to be commercially marketed and sold. The process of obtaining and complying with FDA, other governmental and foreign regulatory approvals and regulations is costly, time consuming, uncertain and subject to unanticipated delays. Despite the time and expense exerted, regulatory approval is never guaranteed. We also are subject to the following risks and obligations, among others.

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  The FDA or foreign regulators may refuse to approve an application if they believe that applicable regulatory criteria are not satisfied.

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  The FDA or foreign regulators may require additional testing for safety and effectiveness.

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  The FDA or foreign regulators may interpret data from pre-clinical testing and clinical trials in different ways than we interpret them.

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  If regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution. In addition, many foreign countries control pricing and coverage under their respective national social security systems.

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  The FDA or foreign regulators may not approve our manufacturing processes or manufacturing facilities.

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  The FDA or foreign regulators may change their approval policies or adopt new regulations.

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  Even if regulatory approval for any product is obtained, the marketing license will be subject to continual review, and newly discovered or developed safety or effectiveness data may result in suspension or revocation of the marketing license.

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  If regulatory approval of the vaccine candidate is granted, the marketing of that vaccine would be subject to adverse event reporting requirements and a general prohibition against promoting products for unapproved or "off-label" uses.

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  In some foreign countries, we may be subject to official release requirements that require each batch of the vaccine we produce to be officially released by regulatory authorities prior to its distribution by us.

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  We will be subject to continual regulatory review and periodic inspection and approval of manufacturing modifications, including compliance with cGMP regulations.

        Failure to comply with these or other regulatory requirements of the FDA and other applicable foreign regulatory bodies may subject us to administrative or judicially imposed sanctions, including:

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  warning letters;

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  civil penalties;

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  criminal penalties;

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  injunctions;

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  product seizure or detention;

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  product recalls;

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  total or partial suspension of production; and

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  suspension or revocation of the marketing license.

Our product development efforts may not yield marketable products due to results of studies or trials, failure to achieve regulatory approvals or market acceptance, proprietary rights of others or manufacturing issues.

        Our success depends on our ability to successfully develop and obtain regulatory approval to market new biopharmaceutical products. We expect that a significant portion of the research that we will conduct will involve new and unproven technologies. Development of a product requires substantial technical, financial and human resources even if the product is not successfully completed.

        Our potential products may appear to be promising at various stages of development yet fail to reach the market for a number of reasons, including the:

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  lack of adequate quality or sufficient prevention benefit, or unacceptable safety during pre-clinical studies or clinical trials;

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  failure to receive necessary regulatory approvals;

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  existence of proprietary rights of third parties; or

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  inability to develop manufacturing methods that are efficient, cost-effective and capable of meeting stringent regulatory standards.

Political or social factors may delay or impair our ability to market our vaccine products.

        Products developed to treat diseases caused by or to combat the threat of bioterrorism will be subject to changing political and social environments. The political and social responses to bioterrorism have been highly charged and unpredictable. Political or social pressures may delay or cause resistance to bringing our products to market or limit pricing of our products, which would harm our business.

We may fail to protect our intellectual property or may infringe on the intellectual property rights of others, either of which could harm our business.

        If we are unable to protect our intellectual property, we may be unable to prevent other companies from using our technology in competitive products. If we infringe on the intellectual property rights of others, we may be prevented from developing or marketing our product candidates. We rely on patent and other intellectual property protection to prevent our competitors from manufacturing and marketing our product candidates. Our technology, including technology licensed from Genentech and USAMRIID, or that we may license in the future, if any, will be protected from unauthorized use by others only to the extent that it is covered by valid and enforceable patents or effectively maintained as trade secrets. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions. No consistent policy regarding the breadth of claims allowed in biotechnology patents has emerged to date. Accordingly, we cannot predict the scope and breadth of patent claims that may be afforded to other companies' patents. In addition, we could incur substantial costs in litigation if we are required to defend against patent suits brought by third parties, or if we initiate these suits.

        The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

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  others will not independently develop similar or alternative technologies or duplicate any of our technologies;

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  any patents issued to us or licensed from Genentech, Kaketsuken and USAMRIID, or that we may license in the future, if any, will provide a basis for commercially viable products or will provide us with any competitive advantages or will not be challenged by third parties;

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  we or any of our current or future licensors will adequately protect trade secrets;

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  we will develop additional proprietary technologies that are patentable; or

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  the patents of others will not have a material adverse effect on our business.

        We cannot be certain that patents issued to us in the future, if any, or patents that we have licensed from Genentech, Kaketsuken and USAMRIID, or that we may license in the future, if any, will be enforceable and afford protection against competitors. In this regard, the U.S. government has the right to use, for or on behalf of the U.S. government, any technologies developed by us under our U.S. government contracts and we cannot prohibit third parties, including our competitors, from using those technologies in providing products and services to the U.S. government. Accordingly, under our license agreement with USAMRIID granting us an exclusive license to commercialize the anthrax vaccine, the U.S. government retains a license for any federal government agency to practice and have practiced USAMRIID's anthrax-related inventions, by or on behalf of the government, thereby allowing the use of the inventions in support of government contracts with other parties, including our competitors. In addition, we cannot assure you that our operations or technology will not infringe intellectual property rights of others. If we infringe the intellectual property of others, there can be no assurance that we would be able to obtain licenses to use the technology on commercially reasonable terms or at all.

Our South Korean manufacturing joint venture may not be successful.

        Celltrion, Inc. ("Celltrion") has not yet completed its full capitalization and we have not completed the transfer of our technology to Celltrion. Two of the existing investors in Celltrion have failed to meet a total of $6.3 million in funding obligations. Celltrion will be unable to validate and operate the manufacturing facility in South Korea if Celltrion is unable to secure or raise the necessary funding or does not receive the necessary technology for the manufacture of mammalian cell culture or other biopharmaceutical products.

        Even if Celltrion successfully completes the construction of its South Korean manufacturing facility, we cannot be certain that the facility will pass domestic or foreign regulatory approvals or be able to manufacture mammalian cell culture products in commercial quantities on a cost-effective basis or at all. In addition, as of the date of this report, Celltrion has not secured any agreements under which products would be produced at this facility, and it is uncertain whether there will be sufficient demand for mammalian cell culture biomanufacturing to make this facility profitable.

        In addition, the political, social and economic situation in South Korea, and the stability of the Korean peninsula as a whole, may not provide an environment in which Celltrion would be able to manufacture products cost-efficiently or at all. The South Korean government may impose regulations or restrictions that would make it difficult, impractical or impossible, whether economically, legally or otherwise, for Celltrion to conduct its business there. Celltrion's manufacturing operations may expose our business to numerous risks inherent in international operations including:

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  foreign currency controls;

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  currency fluctuations;

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  trade restrictions or changes in tariffs;

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  the difficulties associated with staffing and managing international operations;

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  generally longer receivables collection periods;

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  potentially limited protection for intellectual property rights;

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  potentially adverse taxes; and

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  international conflict and war.

        If Celltrion is unable to manufacture mammalian cell culture products, or if it becomes commercially impractical for Celltrion to manufacture such products, we may not gain financial or other benefit from the joint venture.

We face competition from several companies with greater financial, personnel and research and development resources than ours.

        Our competitors are developing vaccine candidates for anthrax and smallpox, which could compete with the vaccine candidates we are developing. Our commercial opportunities will be reduced or eliminated if our competitors develop and market products for any of the diseases that we target that:

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  are more effective;

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  have fewer or less severe adverse side effects;

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  are better tolerated;

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  are more adaptable to various modes of dosing;

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  are easier to administer; or

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  are less expensive than the products or product candidates we are developing.

        Even if we are successful in developing effective vaccine products, and obtain FDA and other regulatory approvals necessary for commercializing them, our products may not compete effectively with other successful products. Researchers are continually learning more about diseases, which may lead to new technologies for treatment. Our competitors may succeed in developing and marketing products either that are more effective than those that we may develop, alone or with our collaborators, or that are marketed before any products we develop are marketed.

        Our competitors include fully integrated pharmaceutical companies and biotechnology companies that currently have drug and target discovery efforts, as well as universities and public and private research institutions. For instance, Avecia Limited, in collaboration with Baxter Healthcare Corp. and the United Kingdom's Defense Science and Technology Laboratory, was recently awarded a $71.3 million cost reimbursement plus fixed fee contract by NIAID to make three million doses of an anthrax vaccine for the U.S. government. Many of the organizations competing with us, including Avecia, may have substantially greater capital resources, larger research and development staffs and facilities, greater experience in drug development and in obtaining regulatory approvals, and greater marketing capabilities than we do.

Natural disasters, including earthquakes, may damage our facilities.

        Our corporate and manufacturing facilities are primarily located in the San Francisco Bay area. In addition to our office and research facilities, through our ownership position in both Celltrion and VaxGen-Celltrion, Inc. ("VCI"), we have a significant investment in VCI's biomanufacturing facilities in South San Francisco, which contain sensitive and expensive bioreactor equipment. The San Francisco Bay area is in close proximity to known earthquake fault zones. As a result, our corporate, research and manufacturing facilities are susceptible to damage from earthquakes and other natural disasters, such as fires, floods and similar events. Although we maintain general business insurance against fires and some general business interruptions, there can be no assurance that the amount of coverage will be adequate in any particular case.

Our management will have broad discretion in allocating the net proceeds from this offering, and the failure of our management to apply the net proceeds from this offering effectively could harm our business.

        We intend to use the net proceeds from the sale of our common stock pursuant to this prospectus supplement and the accompanying prospectus for general corporate purposes, including the development of our smallpox vaccine candidate and our plague vaccine program. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. We have not determined the amount of net proceeds from the sale of our common stock pursuant to this prospectus supplement and the accompanying prospectus that we will use for each of these purposes. Accordingly, our management will retain broad discretion as to the allocation of the net proceeds of this offering. The failure of management to apply these funds effectively could negatively impact our business and prospects.

If we fail to manage successfully any company or product acquisitions, joint ventures or in-licensed product candidates, we may be limited in our ability to develop our product candidates and to continue to expand our product candidate pipeline.

        Our current vaccine product development programs were initiated through in-licensing or collaborative arrangements. These collaborations include licensing proprietary technology from, and other relationships with, biotechnology companies and government research institutes and organizations. As part of our business strategy, we intend to continue to expand our product pipeline and capabilities through company or product acquisitions, in-licensing or joint venture arrangements. Any such activities will be accompanied by certain risks including:

  •
  exposure to unknown liabilities of acquired companies;

  •
  higher than anticipated acquisition costs and expenses;

  •
  the difficulty and expense of integrating operations and personnel of acquired companies;

  •
  disruption of our ongoing business;

  •
  diversion of management's time and attention; and

  •
  possible dilution to stockholders.

        If our competitors successfully enter into partnering or license agreements with these groups, or we are unable to reach agreement on license or partnering agreements on terms acceptable to us, we may then be precluded from pursuing those specific opportunities. Since each of these opportunities is unique, we may not be able to find a substitute. In addition, if we are unable to manage successfully any acquisitions, joint ventures and other collaboration opportunities, we may be limited in our ability to develop new products and therefore to continue to expand our product pipeline.

Our use of hazardous materials, chemicals and viruses require us to comply with regulatory requirements and exposes us to potential liabilities.

        Our research and development involves the controlled use of hazardous materials, chemicals and viruses. We are subject to federal, state, local and foreign laws governing the use, manufacture, storage, handling and disposal of such materials. Although we believe that our safety procedures for the use, manufacture, storage, handling and disposal of such materials comply with the standards prescribed by federal, state, local and foreign regulations, we cannot eliminate the risk of accidental contamination or injury from these materials. In the event of such an accident, we could be held liable for significant damages or fines. These damages could exceed our resources and any applicable insurance coverage. In addition, we may be required to incur significant costs to comply with regulatory requirements in the future.

We may become subject to product liability claims, which could reduce demand for our product candidates or result in damages that exceed our insurance coverage.

        We face an inherent risk of exposure to product liability suits in connection with vaccines being tested in human clinical trials or sold commercially. We may become subject to a product liability suit if any vaccine we develop causes injury, or if vaccinated individuals subsequently become infected or otherwise suffer adverse effects from our vaccines or products. Regardless of merit or eventual outcome, product liability claims may result in decreased demand for a vaccine or product, injury to our reputation, withdrawal of clinical trial volunteers and loss of revenues. If a product liability claim is brought against us, the cost of defending the claim would be significant and any adverse determination may result in liabilities in excess of our insurance coverage. We currently have product liability insurance in the amount of $25.0 million for our anthrax program including the supply of three million doses of anthrax vaccine to NIAID, as well as separate product liability coverage in the amount of $25.0 million for our smallpox and AIDSVAX programs. However, we cannot be certain that our current insurance can be maintained, or that additional insurance coverage could be obtained, on acceptable terms, if at all.

Legislation limiting or restricting liability for medical products used to fight bioterrorism is evolving, and we cannot be certain that any such protections will apply to our vaccines or products.

        Legislation relating to medical products used to fight bioterrorism is evolving, and may enable the United States government to release and use certain medical products prior to such products obtaining FDA or other regulatory approval. According to the terms of one proposed bill, upon a declaration of emergency, the U.S. government may authorize the introduction and use of a qualified medical product prior to such medical product obtaining FDA regulatory approval. Further, such proposed legislation provides that the United States government may elect to purchase and stockpile quantities of vaccines or products prior to receipt of regulatory approval to fight bioterrorism. Legislation limiting or restricting liability for the use of such vaccines is evolving, and we cannot be certain that any such protections will apply to the vaccines or products developed by us. If the legislation does not provide sufficient protection, and we are not able to obtain these protections by contract, we may become subject to product liability suits and other third party claims if vaccines or products developed by us cause injury, or if vaccinated individuals subsequently become infected or otherwise suffer adverse effects from such vaccines or products.

We may be subject to claims that we or our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

        As is commonplace in the biotechnology industry, we employ individuals who were previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Failure to hire and retain key management employees could adversely affect our ability to obtain financing, develop our products, conduct clinical trials or execute our business strategy.

        We are highly dependent on our senior management and scientific staff. These individuals have played a critical role in raising capital, negotiating business development opportunities, developing the vaccine candidates, conducting clinical trials and manufacturing products. If we lose the services of any key members of senior management or scientific staff and we are unable to recruit qualified replacements where we deem it necessary, we may be unable to achieve our business objectives.

We currently do not have an internal marketing and sales force and may rely on third parties for the sales or marketing of some or all of our vaccines if they are successfully developed. Our dependence on third parties may delay or impair our ability to generate revenues, or adversely affect our profitability.

        We lack any sales or marketing history, and as of present do not have plans on developing internally such capability, other than for sales directly to the U.S. government and certain foreign governments. We intend to rely on third parties for the sales and marketing of our products to entities other than the U.S. and foreign governments. Our lack of sales and marketing personnel and distribution relationships may impair our ability to generate revenues.

We license AIDSVAX from Genentech and our license agreement may be terminated under certain circumstances.

        From inception through mid-2003, VaxGen was focused on research and development of a vaccine for HIV infection (AIDSVAX), which we licensed from Genentech. This license agreement, as amended effective as of May 1, 2002, permits Genentech to terminate the agreement, or terminate the exclusivity of our license, if we:

  •
  fail to use due diligence in developing, seeking regulatory approval for, marketing or commercializing products covered by the agreement;

  •
  fail to file a Biologics License Application for AIDSVAX with the FDA prior to May 1, 2006; or

  •
  breach the license agreement and fail to cure the breach within the time period provided in the agreement.

        If Genentech were to terminate our license agreement, we would not be able to develop or market AIDSVAX.

        Under the Genentech license agreement, Genentech has retained title to the licensed patents and patent applications and other licensed technology previously owned by Genentech, while we will retain title to any improvements developed by us.

Risks Related to the Issuance of Series A 6% Cumulative Redeemable Convertible Preferred Stock (Series A Preferred Stock) and Warrants

We may be obligated to redeem the common stock issued on exercise of the warrants and/or the warrants at a premium to the purchase or exercise price.

        On May 23, 2001, we completed a private placement in which we issued 20,000 shares of our Series A Preferred Stock and warrants, or the Series A Warrants, to purchase common stock for aggregate proceeds of $20.0 million. As of September 30, 2003, there were no shares of Series A Preferred Stock outstanding; however, there remain Series A Warrants to purchase 608,568 shares of common stock outstanding. As of September 30, 2003, only one share of common stock had been issued upon the exercise of Series A Warrants. The terms of the Series A Warrants give the holders a contractual right to require us to redeem all of the common stock issued upon exercise of the Series A Warrants and/or the Series A Warrants at a 20% premium under certain circumstances including:

  •
  if we breach certain of our obligations under the purchase agreements between us and the holders;

  •
  if our stock is delisted or not quoted on an approved stock exchange or the Nasdaq National Market or Small Cap Market for five consecutive days; or

  •
  if we are insolvent or certain actions are taken as part of a bankruptcy proceeding.

        If any of these circumstances were to occur, our redemption of the common stock issued on exercise of the Series A Warrants, and/or the Series A Warrants, would require the expenditure of a significant amount of cash and, consequently, could harm our business.

If our warrant holders elect to have their warrants assumed by a potential acquirer of VaxGen, the acquirer could be deterred from completing the acquisition.

        Holders of the Series A Warrants can elect to have their Series A Warrants remain outstanding after an acquisition of VaxGen and to have the acquirer assume all of our obligations to the holder. The ability of the holders of the Series A Warrants to force an acquirer to assume the Series A Warrants could deter a potential acquirer from completing an acquisition of VaxGen.

Other Risks

If we are unable to maintain our Nasdaq National Market listing, it could have a material adverse impact on our stock price, the market for our stock and our ability to raise capital.

        Our common stock trades on the Nasdaq National Market. In order to continue trading on the Nasdaq National Market, we must satisfy the continued listing requirements for that market.

        Under the Nasdaq National Market continued listing requirements, we must obtain a minimum stockholders' equity requirement of $10.0 million. At September 30, 2003, our stockholders' equity was $8.7 million and our closing stock price on December 3, 2003 was $7.59. A delisting of our common stock from The Nasdaq National Market would materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, any such delisting would materially adversely affect our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, which could materially harm our business.

        If we are delisted from the Nasdaq National Market, we will also face a variety of legal consequences that will likely negatively affect our business including, without limitation, the following:

  •
  we may lose our exemption from the provisions of Section 2115 of the California Corporations Code, which imposes aspects of California corporate law on certain non-California corporations operating within California. As a result, (1) our stockholders would be entitled to cumulative voting, and (2) we would be subject to more stringent stockholder approval requirements and more stockholder-favorable dissenters' rights in connection with certain strategic transactions;

  •
  the state securities law exemptions available to us would be more limited and, as a result, future issuances of our securities may require time-consuming and costly registration statements and qualifications; and

  •
  due to the application of different securities law exemptions and provisions, we may be required to amend our stock option and stock purchase plans and comply with time-consuming and costly administrative procedures.

We are currently involved in litigation concerning the results of our AIDSVAX clinical trial.

        Since the announcement of the results of the North American/European Phase III clinical trial for AIDSVAX, we have been named in several securities class action lawsuits and a shareholder derivative lawsuit relating to how those results were disclosed. We are currently engaged in defending against these actions, which, if decided against us, could adversely affect our financial position. Furthermore, these actions are not likely to be resolved in less than a year. The costs of defending these lawsuits could be significant and may not be covered by our insurance policies. The defense of these lawsuits could also result in continued diversion of our management's time and attention away from business operations, which could harm our business.

Our stockholders could experience substantial dilution as result of the issuance of additional preferred stock.

        Our board of directors has the authority to establish the designation of 19,979,500 additional shares of preferred stock that are convertible into common stock without any action by our stockholders, and to fix the rights, preferences, privileges and restrictions, including voting rights, of such shares. The issuance and conversion of any such preferred stock would further dilute the percentage ownership of our stockholders.

Our stock price may be volatile, and your investment in our stock could decline in value.

        The trading price of our common stock has been and is likely to continue to be extremely volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

  •
  failure to win future government contracts for anthrax or smallpox vaccines;

  •
  adverse results or delays in clinical trials;

  •
  delays in our product development efforts;

  •
  real or perceived safety issues with any of our vaccine candidates;

  •
  failure to obtain or maintain required regulatory approvals;

  •
  delays in completion and/or validation of our manufacturing facilities in South Korea and the United States;

  •
  changes in financial estimates by securities analysts;

  •
  rumors about our business prospects, product development efforts or clinical trials;

  •
  new products or services offered by us or our competitors or announcements relating to product developments by our competitors;

  •
  issuances of debt or equity securities;

  •
  sales by our stockholders of substantial amounts of our common stock, including shares issued upon exercise of outstanding options and warrants; and

  •
  other events or factors, many of which are beyond our control.

        In addition, the stock market in general, and the Nasdaq National Market and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of actual operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against companies.

Forward-Looking Statements

        This prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the "safe harbor" created by those sections. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "predict," "potential" and similar words or phrases or the negatives of these words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in these statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Because the risk factors referred to above, as well as the risk factors incorporated by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Use of Proceeds

        We estimate that the net proceeds from the sale of the shares of common stock we are offering will be approximately $26.5 million, assuming we sell the maximum number of shares offered hereby. "Net proceeds" is what we expect to receive after paying the placement agent fees and other expenses of the offering. Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering amount, placement fees and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We intend to use the net proceeds of this offering for general corporate purposes, including the development of our smallpox vaccine candidate and our plague vaccine program. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. However, we have no present understandings, commitments or agreements to enter into any such potential acquisition or investment. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.

Dilution

        Our net tangible book value on September 30, 2003 was approximately $8.7 million, or $0.42 per share. "Net tangible book value" is total assets minus the sum of liabilities and intangible assets. "Net tangible book value per share" is net tangible book value divided by the total number of shares outstanding.

        Assuming we sell all of the 4,100,000 shares of common stock offered by us by this prospectus supplement, the maximum number of shares offered hereby, at the offering price of $7.00 per share and after deducting the placement agent fees and estimated offering expenses, our pro forma net tangible book value on September 30, 2003 would have been $35.3 million, or $1.42 per share. The adjustments made to determine pro forma net tangible book value per share are the following:

  •
  An increase in total assets to reflect the net proceeds of the offering assuming we sell the maximum number of shares offered hereby as described under "Use of Proceeds."

  •
  The addition of the number of shares offered by this prospectus supplement to the number of shares outstanding, assuming we sell the maximum number of shares offered hereby.

        The following table illustrates the pro forma increase in net tangible book value of $1.00 per share and the dilution (the difference between the offering price per share and net tangible book value per share) to new investors:

Offering price per share		$7.00
Net tangible book value per share as of September 30, 2003	$0.42
Increase in net tangible book value per share attributable to the offering	1.00

Pro forma net tangible book value per share as of September 30, 2003, after giving effect to the offering		1.42

Dilution per share to new investors in the offering		$5.58

        The following table shows the difference between existing stockholders and new investors with respect to the number of shares purchased from us, the total consideration paid and the average price paid per share. The table assumes that we have sold all of the 4,100,000 shares of common stock offered by us by this prospectus supplement at the offering price of $7.00 per share.

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percent	Amount	Percent
Existing stockholders	20,807,611	83.5%	$180,843,000	86.3%	$8.69
New investors	4,100,000	16.5	28,700,000	13.7	7.00

Total	24,907,611	100.0%	$209,543,000	100.0%

        The number of shares of our common stock to be outstanding after the offering is based on 20,807,611 shares outstanding as of September 30, 2003 and excludes:

  •
  3,529,916 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $10.96 per share;

  •
  985,159 shares available for future issuance upon exercise of outstanding warrants at a weighted average exercise price of $9.78 per share;

  •
  1,909,441 shares of common stock available for future grant under our stock option plans;

  •
  354,567 shares of common stock available for sale under our employee stock purchase plan; and

  •
  187,404 shares of common stock available for matching contributions under our 401(k) plan.

Plan of Distribution

        We are offering the shares of common stock through placement agents. Subject to the terms and conditions contained in the placement agency agreement, dated December 3, 2003, CIBC World Markets Corp., Punk, Ziegel & Company, L.P. and Enable Capital, LLC have agreed to act as placement agents for the sale of up to 4,100,000 shares of our common stock. The placement agents are not purchasing or selling any shares by this prospectus supplement and the accompanying prospectus, nor are they required to arrange the purchase or sale of sell any specific number or dollar amount of the shares, but have agreed to use reasonable efforts to arrange for the sale of all 4,100,000 of the shares.

        The placement agency agreement provides that the obligations of the placement agents are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our independent auditors.

        The placement agents propose to arrange for the sale to one or more purchasers of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus through direct purchase agreements between the purchasers and us. We will pay the placement agents a total commission equal to 6.0% of the gross proceeds of the sales of shares of common stock.

        The following table shows the per share and total commissions we will pay to the placement agents in connection with the sale of the shares offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

Per share	$0.42
Maximum Offering Total	$1,722,000

        Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

        Our obligation to issue and sell shares to the purchasers is subject to the conditions set forth in the purchase agreements, which may be waived by us in our discretion. A purchaser's obligation to purchase shares is subject to conditions set forth in the purchase agreement as well, which also may be waived.

        It is expected that the sale of up to 4,100,000 shares will be completed on December 9, 2003. We estimate the total expenses of this offering which will be payable by us, excluding the commissions, will be approximately $450,000.

        We have agreed to indemnify the placement agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the placement agents may be required to make in respect thereof.

        The placement agency agreement with CIBC World Markets Corp., Punk, Ziegel & Company, L.P. and Enable Capital, LLC is included as an exhibit to our Current Report on Form 8-K that will be filed with the Securities and Exchange Commission in connection with the consummation of this offering.

        In order to facilitate the offering of the common stock, the placement agents may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. Any of these activities may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The placement agents are not required to engage in these activities and if commenced, may end any of these activities at any time. Neither we nor the placement agents makes any representation or prediction as to the effect that these transactions may have on the market price of our common stock. These transactions may occur on The Nasdaq National Market or otherwise.

        We and our officers and directors have agreed to a 90-day "lock up" with respect to shares of our common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of CIBC World Markets Corp., Punk, Ziegel & Company, L.P and Enable Capital, LLC.

        CIBC World Markets Corp., Punk, Ziegel & Company, L.P., Enable Capital, LLC and their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to us in the ordinary course of business. We have entered into a financial advisory agreement with CIBC World Markets Corp. pursuant to which CIBC World Markets Corp. has agreed to assist us in evaluating strategic alternatives and receives customary compensation in connection therewith.

        The transfer agent for our common stock is Mellon Investor Services, LLC.

        Our common stock is traded on the Nasdaq National Market under the symbol "VXGN."

Legal Matters

        The validity of the securities being offered hereby will be passed upon by Cooley Godward LLP, Palo Alto, California. Certain legal matters in connection with this offering will be passed upon for the placement agents by Latham & Watkins LLP, Menlo Park, California.

Experts

        The financial statements of VaxGen, Inc. (a development stage enterprise) as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002 and for the period from November 27, 1995 (inception) through December 31, 2002, have been incorporated by reference in the registration statement and the prospectus supplement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2002 and 2001 financial statements contains an explanatory paragraph that states that VaxGen's recurring losses from operations during its development stage and expected net capital deficiency for 2003 raise substantial doubt about VaxGen's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty. The audit report covering the December 31, 2002 and 2001 financial statements also contains an explanatory paragraph that states that as discussed in note 2 to the financial statements, the balance sheets as of December 31, 2002 and 2001 and the related statements of operations, cash flows, and stockholders' equity (deficit) and comprehensive loss for the years then ended and the period from November 27, 1995 (inception) through December 31, 2002 have been restated.

Where You Can Find More Information

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as any other material we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including VaxGen. The SEC's Internet site can be found at "http://www.sec.gov."

        The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement.

        The following documents filed with the SEC are incorporated by reference in this prospectus supplement:

  •
  Our annual report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 31, 2003, and amended by Form 10-K/A filed with the SEC on November 19, 2003;

  •
  Our quarterly report on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 15, 2003, and amended by Form 10-Q/A filed with the SEC on November 19, 2003;

  •
  Our quarterly report on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 18, 2003, and amended by Form 10-Q/A filed with the SEC on November 19, 2003;

  •
  Our quarterly report on Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on November 19, 2003;

  •
  Our current reports on Form 8-K, filed with the SEC on February 4, 2003, February 13, 2003, February 24, 2003, February 28, 2003, March 13, 2003, March 19, 2003, May 20, 2003, May 28, 2003, June 6, 2003, June 9, 2003, June 11, 2003, June 24, 2003, July 7, 2003, July 22, 2003, September 4, 2003, October 2, 2003, October 24, 2003, November 12, 2003, November 18, 2003 and December 2, 2003; and

  •
  The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 23, 1999, including any amendments or reports filed for the purposes of updating this description.

        We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to VaxGen, Inc., Attention: Investor Relations, VaxGen, Inc., 1000 Marina Boulevard, Suite 200, Brisbane, CA 94005, telephone number (650) 624-1000.

PROSPECTUS

$150,000,000

VAXGEN, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may sell common stock, preferred stock, debt securities and/or warrants.

We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is traded on The Nasdaq National Market under the trading symbol "VXGN." The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on The Nasdaq Stock Market's National Market or any securities exchange of the securities covered by the prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 23 OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, FOR THE YEAR ENDED DECEMBER 31, 2001 AND BEGINNING ON PAGE 15 OF OUR QUARTERLY REPORT ON FORM 10-Q, FOR THE QUARTER ENDED SEPTEMBER 30, 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

December 10, 2002

i

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

About This Prospectus

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell common stock, preferred stock, debt securities and/or warrants in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell common stock, preferred stock, debt securities and/or warrants, we will provide a prospectus supplement that will contain more specific information, as set forth below under "The Securities We May Offer." We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information."

VaxGen, Inc.

        VaxGen is focused on the commercial development of biologic products for the prevention and treatment of human infectious diseases and is currently developing vaccines against HIV and anthrax. VaxGen was formed in November 1995 to continue development of, and commercialize, AIDSVAX(R), a vaccine candidate designed to prevent infection by the human immunodeficiency virus, or HIV. The original AIDSVAX technology was developed by Genentech, Inc. and then licensed exclusively to us. VaxGen is currently testing AIDSVAX in humans in two large-scale Phase III clinical trials. These are the first and so far only Phase III clinical trials ever conducted for a preventive HIV vaccine. If the Phase III clinical trials demonstrate that the vaccine candidate is effective, we plan to apply to the United States Food and Drug Administration, or FDA, and foreign regulatory authorities for licenses to manufacture and sell AIDSVAX in the United States, Thailand and elsewhere.

        AIDSVAX is designed to prevent infection by HIV, rather than treat established infection. AIDSVAX contains synthetic copies of the proteins from the surface of HIV. Since the vaccine contains no genetic material, AIDSVAX is incapable of causing HIV infection. Humans vaccinated with AIDSVAX form antibodies against HIV. In laboratory tests these antibodies bind to the virus and neutralize its infectivity. Vaccination with AIDSVAX stimulates immune memory, training the immune system to mobilize rapidly upon exposure to HIV.

        We have developed formulations of AIDSVAX that focus on the predominant HIV subtype in North America, Europe, the Caribbean, and Australia (subtype B) and the predominant HIV subtype in Southeast Asia and parts of East Asia (subtype E). We have commenced two Phase III clinical trials, one in North America and Europe and one in Thailand, to determine the efficacy of AIDSVAX. We expect to announce the primary results from our Phase III trial in North America and Europe in the first quarter 2003. We expect to announce primary results from our Phase III trial in Thailand in the second half of 2003. Our laboratory, with funding from the National Institutes of Health or NIH, is also working on a formulation of AIDSVAX for use in Sub-Saharan Africa, India and China, although this formulation has yet to be tested in humans.

        Our strategy is to develop, test and obtain regulatory approval for various formulations of AIDSVAX. The first two approvals we plan to obtain are in North America/Europe for the formulation being tested in the North America/Europe trial and in Thailand for the formulation being tested in the Thai trial. We intend to use Celltrion, a South Korean manufacturing joint venture in which we hold a significant interest, and/or other third parties, as our partner(s) for manufacturing and distribution. Genentech has an exclusive option to market and sell AIDSVAX products in North America. If Genentech does not exercise its exclusive marketing and sales option, we have the right to pursue third party arrangements for the marketing and sales of AIDSVAX products in North America.

        On September 30, 2002, VaxGen was selected by the NIH to develop an anthrax vaccine candidate for civilian use. VaxGen was awarded a $13.6 million contract to conduct Phase I human trials and to develop a feasibility plan outlining how we would manufacture 25 million doses of the anthrax vaccine if we were selected for such a contract. We believe we would be eligible to receive another $13.6 million contract to conduct a Phase II trial of the anthrax vaccine candidate if we successfully complete the Phase I trial and feasibility plan.

        We have incurred losses since inception as a result of research and development and general and administrative expenses in support of our operations. We anticipate incurring substantial losses over at least the next three to four years as we complete our clinical trials, apply for regulatory approvals, continue development of our technology and expand our operations.

        We were incorporated in Delaware in November 1995. Our principal executive offices are located at 1000 Marina Boulevard, Suite 200, Brisbane, CA 94005, and our telephone number is (650) 624-1000. Our website is http://www.vaxgen.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our website address is included in this document as an inactive textual reference only.

        VaxGen, the VaxGen logo and AIDSVAX are trademarks of VaxGen, Inc. All other brand names or trademarks appearing in this prospectus are the property of their respective holders.

The Securities We May Offer

        We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities with a total value of up to $150 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

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  aggregate principal amount or aggregate offering price;

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  maturity, if applicable;

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  rates and times of payment of interest or dividends, if any;

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  redemption, conversion or sinking fund terms, if any;

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  voting or other rights, if any;

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  conversion prices, if any; and

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  important federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

        We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

  •
  the names of those agents or underwriters;

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  applicable fees, discounts and commissions to be paid to them; and

  •
  the net proceeds to us.

        Common Stock. We may issue shares of our common stock from time to time. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to any preferences of outstanding shares of preferred stock, holders of common stock are entitled to dividends when and if declared by the board of directors.

        Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        Debt Securities. We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

        Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the warrant agreement that contains the terms of the warrants. The warrant agreement and form of warrant containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

        We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Risk Factors

        Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "RISK FACTORS" contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, which are incorporated herein by reference in their entirety (the "VaxGen Risk Factors").

        Investment in our securities involves a high degree of risk. You should consider carefully the VaxGen Risk Factors, as well as other information in this prospectus and the prospectus supplement before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Forward-Looking Information

        This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the "safe harbor" created by those sections. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward- looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "predict," "potential" and similar words or phrases or the negatives of these words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in these statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

        Because the risk factors referred to above, as well as the risk factors incorporated by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Ratio of Earnings to Fixed Charges

        Our earnings were insufficient to cover fixed charges in each of the years in the five-year period ended December 31, 2001 and in the nine-month period ended September 30, 2002. "Earnings" consist of loss from operations before income taxes and fixed charges. "Fixed charges" consist of interest expense and the portion of operating lease expense that represents interest. The extent to which earnings were insufficient to cover fixed charges is as follows:

	Year Ended December 31,			Nine Months Ended September 30,
	1997	1998	1999	2000	2001	2002
	(In thousands)
Deficiency of earnings available to cover fixed charges	$(3,019)	$(9,045)	$(23,034)	$(31,382)	$(23,930)	$(20,852)

        Our earnings were insufficient to cover fixed charges and preference dividends in the year ended December 31, 2001 and in the nine-month period ended September 30, 2002. "Earnings" consist of loss from operations before income taxes and fixed charges. "Fixed charges" consist of interest expense, the portion of operating lease expense that represents interest and preference security dividends. The extent to which earnings were insufficient to cover fixed charges and preference dividends is as follows:

	Year Ended December 31, 2001	Nine Months Ended September 30, 2002
	(In thousands)
Deficiency of earnings available to cover fixed charges and preference dividends(1)	$(24,670)	$(21,755)

(1)
At VaxGen's option, the dividends may be paid in shares of common stock based upon the fair market value of the stock on the dividend date.

        As of November 30, 2002, VaxGen had used shares of common stock to make the dividend payments.

Use of Proceeds

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for research and development and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently are not planning or negotiating any such transactions. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.

Description of Capital Stock

        Our authorized capital stock consists of 40,000,000 shares of common stock, $0.01 par value, and 20,000,000 shares of preferred stock, $0.01 par value, of which 20,500 shares have been designated Series A 6% Cumulative Convertible preferred stock ("Series A preferred stock"). As of November 30, 2002, there were 15,620,510 shares of common stock outstanding and 5,000 shares of Series A preferred stock outstanding. Subsequent to November 30, 2002, VaxGen was notified that one of the holders of the Series A preferred stock would be converting 1,000 shares of Series A preferred stock into common stock effective December 15, 2002. These shares will convert into 72,738 shares of common stock.

Common Stock

        The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of VaxGen, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock that may be issued under this prospectus will be, fully paid and non-assessable.

Preferred Stock

        Pursuant to agreements with the holders of Series A preferred stock, the holders of Series A preferred stock are entitled to vote on an as-converted to common basis, provided that, for voting purposes, in no event shall the conversion price be deemed to be less than $19.824 per share and do not have cumulative voting rights. Accordingly, holders of a majority of the shares entitled to vote in any election of directors may elect all of the directors standing for election. Without first obtaining the approval of the holders of a majority of the then outstanding shares of Series A preferred stock, VaxGen may not: (1) amend, modify or repeal its certificate of designations, certificate of incorporation or bylaws; or (2) make any amendment to its certificate of incorporation or bylaws that may amend or change or adversely affect the rights, preferences, obligations or privileges of the Series A preferred stock. VaxGen is also required to obtain the approval of the holders of 75% of the outstanding shares of Series A preferred stock before it may, among other things, issue securities that have rights that are senior or equal to the rights of the Series A preferred stock or incur unsecured indebtedness for borrowed money. If we issue unsecured debt securities, we will need to obtain the consent of holders of 75% of the outstanding Series A preferred stock. Upon any liquidation, dissolution or winding up of VaxGen, before any payment or distribution of assets shall be made to stockholders, the holders of Series A preferred stock are entitled to be paid an amount equal to $1,000 per share plus all accrued but unpaid dividends and all liquidated damages, if any, due under the related registration rights agreement. The holders of Series A preferred stock are also entitled to receive cumulative dividends at the per share rate of 6% per annum, which may be paid in cash or in shares of common stock of VaxGen.

        VaxGen is required to redeem the Series A preferred stock on May 23, 2004. In addition, the holders of Series A preferred stock may require VaxGen to redeem the Series A preferred stock at a 20% premium to the purchase price if: (1) VaxGen's stock is delisted or not quoted on an approved stock exchange or on the Nasdaq National Market or Small Cap Market for five (5) consecutive trading days; (2) VaxGen does not have a sufficient number of shares of common stock authorized to satisfy its obligations in connection with the conversion of the Series A preferred stock or exercise of certain warrants; (3) VaxGen commits a material breach under, or otherwise violates the material terms of, the transaction documents entered into in connection with the issuance of the Series A preferred stock; or (4) VaxGen is insolvent or takes other actions, or allows other actions to be taken, as part of a bankruptcy proceeding. The holders of Series A preferred stock may also require VaxGen to redeem the Series A preferred stock at a 15% premium to the purchase price if VaxGen undergoes a change in control.

        Each share of Series A preferred stock may be converted into common stock at the option of the holder at any time after issuance according to a conversion ratio, which is subject to adjustment. As of November 30, 2002, the shares of Series A preferred stock were convertible into an aggregate of 362,804 shares of common stock. The conversion ratio is determined by dividing the liquidation value ($1,000 per share plus accrued dividends) by the conversion price per share multiplied by the number of shares to be converted. The original conversion price is $23.2185, but is subject to adjustment if VaxGen issues common stock or securities convertible into common stock at a price per share which is less than the current conversion price, subject to certain exceptions.

        On November 1, 2002 a warrant to purchase VaxGen common stock was exercised at a price of $14.133 per share causing the conversion price for the Series A preferred stock to be automatically reduced to $14.133 per share. Furthermore 15,000 shares of preferred stock were converted into 1,085,138 shares of common stock, which includes accrued but unpaid dividends.

        Future issuances of securities at a price below $14.133 would cause a further decrease in the conversion price, and the potential issuance of additional shares of common stock. VaxGen may force conversion of the Series A preferred stock into common stock if at any time after May 23, 2002, the weighted average price of VaxGen's common stock for at least 20 out of 30 consecutive trading days equals or exceeds 175% of the conversion price.

        In addition to the Series A preferred stock, the board of directors is authorized to issue 19,979,500 shares of preferred stock in one or more series and to fix the rights, preferences and privileges of those shares without further action by stockholders, except for the approval rights of the holders of Series A preferred stock under certain circumstances as described above. Any shares of preferred stock so issued may have priority over the common stock with respect to dividend, liquidation and other rights. We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price;

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  the dividend rate, period and payment date and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares;

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  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        If we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of common stock.

Registration Rights

        Certain holders of shares of our common stock are entitled to certain rights with respect to registration of those shares under the Securities Act. If we propose to register any of our securities under the Securities Act, either for our own account or for the account of others, the holders of these shares are entitled to notice of the registration and are entitled to include, at our expense, their shares of common stock in the registration and any related underwriting, provided, among other conditions, that the underwriters may limit the number of shares to be included in the registration. In addition, the holders of these shares may require us, at our expense, on not more than two occasions and subject to certain limitations, to file a registration statement under the Securities Act with respect to their shares of common stock, and we will be required to use our best efforts to effect the registration.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents.

        Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

        Charter Documents. Our certificate of incorporation does not provide for cumulative voting in connection with the election of directors. Our certificate of incorporation also provides that as long as the Company is subject to the reporting requirements of section 13 of the Exchange Act, as amended, the stockholders shall not have the right to take any action by written consent. Our certificate of incorporation authorizes our board of directors to issue blank check preferred stock to increase the amount of outstanding shares.

        Our bylaws provide that special meetings of stockholders may be called only by the board of directors, the chairman of the board or the president. The bylaws also provide that stockholders seeking to bring business before an annual or special meeting must provide timely notice in writing. To be timely, a stockholder's notice must be transmitted:

(1)
not less than 120 days prior to the first anniversary of the date that the proxy statement was first released to the stockholder's in connection with the previous year's annual meeting;

(2)
a reasonable time before the Company begins to print and mail its proxy materials if the date of the current year's annual meeting has been changed by more than thirty (30) days from the date of the previous year's meeting; or

(3)
not more than seven (7) days following the mailing to the stockholders of the notice of annual meeting with respect to the current year's annual meeting, if the Company did not release a proxy statement to stockholders in connection with the previous year's annual meeting, or if no annual meeting was held during such year.

        The bylaws also contain specific requirements for the form of a stockholder's notice. These provisions have anti-takeover effects that may deter a change in control of us.

        Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock the common stock is ChaseMellon Shareholder Services, Seattle, Washington. Its address is 85 Challenger Road, Ridgefield Park, N.J. 07660 and its telephone number is (800) 522-6645.

Description of Debt Securities

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.

        While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture.

        The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in each prospectus supplement the following terms relating to a series of notes:

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  the title;

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  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of notes in global form, the terms and who the depository will be;

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  the maturity date;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the notes will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes and the currency or currency unit in which the debt securities are payable;

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  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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  whether we will be restricted from incurring any additional indebtedness or issuing additional securities;

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  a discussion of any material or special United States federal income tax considerations applicable to the notes;

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  information describing any book-entry features;

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  provisions for a sinking fund purchase or other analogous fund, if any;

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  any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amount with respect to any debt security;

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  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

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  the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

Consolidation, Merger or Sale

        The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

        If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of notes that we may issue:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

  •
  if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to notes of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

        The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the notes of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

  •
  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

        We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

  •
  to comply with the provisions described above under "Consolidation, Merger or Sale";

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

  •
  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

  •
  to change anything that does not materially adversely affect the interests of any holder of notes of any series.

        In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

  •
  extending the fixed maturity of the series of notes;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any notes; or

  •
  reducing the percentage of notes, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the debenture trustee;

  •
  compensate and indemnify the debenture trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

        If we elect to redeem the notes of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Notes

        The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Description of Warrants

        As of November 30, 2002, there were outstanding warrants to purchase 530,673 shares of VaxGen common stock at an exercise price of $14.133 per share, which expire on May 23, 2006. The exercise price of the warrants is subject to adjustment if VaxGen issues common stock or securities convertible into common stock at a price per share which is less than the exercise price per share, subject to certain exceptions. If the exercise price of the warrants is adjusted, the number of shares of common stock issuable upon exercise of the warrants will be proportionately adjusted to ensure that the aggregate exercise price to be paid by the holders of the warrants upon full exercise of the warrants will remain the same.

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K.

General

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

  •
  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Legal Ownership Of Securities

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.

        This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers.

        We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

  •
  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

        There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Plan of Distribution

        We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The prospectus supplement will describe the terms of the offering of the securities, including:

  •
  the name or names of any underwriters, if any;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

        Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

        We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids for the purpose of preventing or retarding a decline in the market price for a security so long as (1) the stabilizing bid does not exceed a specified maximum, (2) the underwriters do not maintain more than one stabilizing bid in any one market at the same price at the same time, (3) the stabilizing transactions only occur in connection with a firm commitment underwritten offering, and (4) the underwriters maintain records of covering transactions, penalty bids and stabilization information for three years. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum and the underwriter notifies the market on which the transaction is effected and discloses the purpose of such transaction to the person to whom the bid is placed or transmitted. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

        In compliance with NASD guidelines, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Legal Matters

        The validity of the securities being offered hereby will be passed upon by Cooley Godward LLP, Palo Alto, California.

Experts

        The financial statements of VaxGen, Incorporated (a development stage enterprise) as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 and for the period from November 27, 1995 (inception) through December 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock and preferred stock, debt securities and/or warrants we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and at 233 Broadway, New York, NY 10279. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's web site at "http://www.sec.gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

        The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

        The following documents filed with the SEC are incorporated by reference in this prospectus:

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  Our annual report on Form 10-K, for the year ended December 31, 2001;

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  Our quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

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  Our current reports on Form 8-K, filed with the SEC on February 27, 2002, May 13, 2002, July 15, 2002, October 4, 2002, October 22, 2002, November 7, 2002 and November 19, 2002;

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  Our annual report on Form 11-K, for the year ended December 31, 2001; and

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  The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 23, 1999, including any amendments or reports filed for the purposes of updating this description.

        We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to VaxGen, Inc., Attention: Investor Relations, VaxGen, Inc., 1000 Marina Boulevard, Suite 200, Brisbane, CA 94005, telephone number (650) 624-1000.

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Table of Contents
Prospectus Supplement Summary
The Company
The Offering
Risk Factors
Forward-Looking Statements
Use of Proceeds
Dilution
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information
Table of Contents
About This Prospectus
VaxGen, Inc.
The Securities We May Offer
Risk Factors
Forward-Looking Information
Ratio of Earnings to Fixed Charges
Use of Proceeds
Description of Capital Stock
Description of Debt Securities
Description of Warrants
Legal Ownership Of Securities
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information